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                                                                      EXHIBIT 14

                      CONSENT OF INDEPENDENT ACCOUNTANTS



We hereby consent to the incorporation by reference in the Proxy Statement/ Prospectus and Statement of Additional Information constituting parts of this Registration Statement on Form N-14 (the "Registration Statement") of our report dated November 21, 2000 relating to the financial statements and financial highlights of Scudder Growth and Income Fund appearing in the September 30, 2000 Annual Report to Shareholders, which is also incorporated by reference into the Registration Statement.

PricewaterhouseCoopers LLP
Boston, Massachusetts
December 14, 2000
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                        CONSENT OF INDEPENDENT AUDITORS

We consent to the incorporation by reference of our report dated November 13, 2000 for Kemper U.S. Growth and Income Fund in the Registration Statement (Form N-14) and related Proxy Statement/Prospectus of Investment Trust filed with the Securities and Exchange Commission under the Securities Act of 1933.

                                     ERNST & YOUNG LLP


Chicago, Illinois
December 14, 2000